Exhibit 99.1
FOR IMMEDIATE RELEASE:

Bank7 Corp. Announces Completion of Merger with Century Financial Services Corporation; Anne Kain Named President of Century Bank

OKLAHOMA CITY, November 2, 2026 /PRNewswire/ -- Bank7 Corp. (NASDAQ: BSVN) (the “Company”), the parent company of Oklahoma City-based Bank7, today announced that, effective November 1, 2026, it has completed the previously announced merger with Century Financial Services Corporation (“Century”), the Santa Fe, New Mexico-based bank holding company for Century Bank. Additionally, the Company is pleased to announce that Anne Kain, Century Bank’s existing chief financial officer, has been named the president of Century Bank.

Thomas L. Travis, President & CEO of Bank7 Corp. said, “The completion of the holding company merger marks an exciting chapter for our combined organization. We look forward to bringing together two community banking organizations that will pair Bank7’s high performing bank with Century’s core deposit franchise.”

Anne Kain, the President of Century Bank said, “Along with several existing members of Century Bank’s senior leadership team, I am excited to lead Century Bank as its president and continue my legacy of providing excellent banking services to New Mexicans. It is a privilege and an honor to serve as the president of a banking franchise that has a century-long tradition of providing outstanding community banking services in New Mexico. The merger with Bank7 will not only allow Century Bank to continue offering the same services but also will increase our size and footprint all to the benefit of all of our customers.”

About Bank7 Corp.

Bank7 Corp. is a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve branches in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area, and Kansas, and through our wholly-owned subsidiary, Century Bank, we operate eight branches in New Mexico and one loan production office in Dallas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent, and well-designed loan and deposit products to meet their financing needs. We intend to continue to grow organically by selectively opening additional branches in our target markets and we will also pursue strategic acquisitions.

For more information about Bank7 and its products, visit bank7.com; and for more information about Century Bank and its products, visit mycenturybank.com.

Forward-Looking Statements

This press release and oral statements made regarding the subject of this press release contain forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the merger with Century, the expected  costs and benefits of the transaction, and the anticipated financial and strategic impact on the combined organization. These statements are subject to significant uncertainties, including, among others, the ability to successfully and efficiently integrate the acquired operations and realize anticipated cost savings; the impact of purchase accounting upon the assets and liabilities of Century, the ability to receive regulatory approvals for, and to complete, the mergers of our subsidiary banks in a timely manner, the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; and changes in regulatory standards and examination policies. Forward-looking statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Any or all of the forward-looking statements in this press release may turn out to be inaccurate, and there can be no assurance that the proposed transaction will be completed on the terms described, or at all. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:

Thomas Travis
President & CEO
(405) 810-8600